                                  EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Diversified Corporate Resources, Inc. on Form S-8 (File No. 333-27867) of our report dated April 9, 1996 on our audit of the consolidated statements of operations, stockholders' equity (capital deficiency) and cash flows and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



                                                      WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
March 30, 1998